Exhibit 10.2

[Participants other than CEO, CFO, CG]

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made and entered into by and between THE STANDARD REGISTER COMPANY, an Ohio corporation (the “Company”), and ____________ (“Grantee”) on _____________, 20__.

BACKGROUND:

The Company considers it desirable and in its best interest to provide Grantee with an added incentive to advance the interests of the Company through a grant of restricted stock of the Company, in accordance with the terms and conditions provided for herein and in The Standard Register Company 2011 Equity Incentive Plan, as amended (“Plan”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.

Restricted Stock Award.

(a)

Award.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby awards to Grantee  shares of the Company’s Common Stock (the “Restricted Stock”) as follows:

Number of Shares:

___________ (“Target Award”)

Award Date:

___________

Stock Price as of Award Date:  ____________

(i)

The certificate (or certificates) or book entry issued in respect of the shares of Restricted Stock shall be registered in the name of Grantee and shall be held by the Company subject to the terms of this Agreement.  On and after the Award Date, Grantee will be considered a shareholder with respect to all of the shares of Restricted Stock, including the right to vote such shares; provided, however, that all dividends declared by the Company which would otherwise be payable with respect to outstanding shares of Restricted Stock that are ultimately earned shall be retained by the Company, sequestered in a separate account established for such purpose which shall be paid to the Grantee when and as the Restricted Stock becomes vested, or shall be forfeited when and as Restricted Stock is forfeited.  If, as a result of any future adjustments to the shares of the Company’s stock, such as a stock split, Grantee, as owner of the shares of Restricted Stock, becomes entitled to new, additional or different shares of stock or securities, then any such new, additional or different shares or securities shall be subject to the same rights and restrictions as this award of shares of Restricted Stock.

2.

Vesting of Restricted Stock.

(a)

Vesting Provision.  Grantee’s interest in the Restricted Stock shall vest in accordance with performance achievement, and certain holding periods as follows, and as adopted by the Company’s Compensation Committee of the Board of Directors:

The target performance goal for initial vesting is the achievement in the year 2011 of pre-bonus, pre-performance LTI expense, pre-tax adjusted operating earnings, not including, impairment and pension settlement and pension amortization, but including restructuring, yielding approximately $__ per share (“Performance Goal”).  Fifty per cent of the Target Award shall be earned upon achievement of threshold performance, and a greater number of shares can be earned upon achievement of over-target performance, up to a maximum of One Hundred Fifty per cent of the Target Award.  Upon achievement of no less than the threshold Performance Goal, 25% of the eligible Restricted Stock will vest following public announcement of the Company’s earnings with respect to the 2011 fiscal year end financial statements, and the approval of the Compensation Committee. Thereafter, on the second anniversary of the Award Date, an additional 25% of the eligible Restricted Stock will vest, and on the third anniversary of the Award Date, the remaining 50% of the eligible Restricted Stock will vest.  In the event the minimum threshold Performance Goal is not met by year-end 2011, then all Restricted Stock shall be cancelled.  The Compensation Committee or the Section 162(m) Subcommittee, as the case may be, shall have the sole authority to determine, in its sole but reasonable discretion, whether the Performance Goal has or has not been achieved.

In the event Grantee’s employment with the Company is terminated prior to any vesting date, the unvested shares of Restricted Stock granted to Grantee pursuant to this Agreement shall be immediately forfeited and canceled as of his date of termination without any payment therefore; provided, however, that (i) if Grantee leaves the Company due to death or permanent and total disability prior to the end of 2011, then a pro-rated number of shares of Restricted Stock received by Grantee pursuant to this Agreement shall continue to be subject to the vesting provision, and (ii) if Grantee leaves the Company due to death or permanent and total disability after the end of 2011 and at least threshold performance was achieved for 2011, then all eligible shares of Restricted Stock shall continue to vest according to the vesting schedule described herein.

(b)

In the event of a change in control of the Company, as described in the Plan, the Restricted Stock granted to Grantee pursuant to this Agreement shall vest in accordance with the terms and conditions contained in the Plan.

3.

Restrictions on Restricted Stock.  The Restricted Stock shall be subject to the following restrictions:

(a)

Nontransferable.  Grantee shall not have the right to sell, transfer, assign, pledge, encumber, or otherwise convey his interest in the shares of Restricted Stock (whether or not such interest is nonforfeitable).  Any attempt to transfer or assign the shares of Restricted Stock in violation of this transfer restriction shall not be recognized by the Company and shall be null and void.  Following any vesting, Grantee may only trade or dispose of the vested Common Stock pursuant to a Registration Statement as may be required by the Securities Act of 1933 or other applicable state and federal law or pursuant to an opinion of the Company’s counsel that an exemption from registration is available and no Registration Statement is necessary.

(b)

Securities Act of 1933.  The Restricted Stock will constitute restricted securities within the meaning of the Securities Act of 1933, and as such will be subject to restrictions and limitations on transferability, with which Grantee is familiar and to which he agrees.

(c)

Restrictive Legend.  The share certificate(s) or book entry representing the shares of Restricted Stock shall have endorsed thereon a legend reflecting the restrictions of this Agreement and such certificate(s) or book entry shall be held by the Company until they become nonforfeitable, at which time they shall be transferred to Grantee.

4.

Miscellaneous.

(a)

Tax.  Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock. Grantee shall have the right to make such elections under the tax laws as are available in connection with this award of Restricted Stock.  The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes.  The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required to be withheld with respect to such payment.  In its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to the taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Restricted Stock having a market value not less than the amount of such taxes, and Grantee consents to such withholding.

(b)

Securities.  Grantee represents and warrants that he is acquiring the shares of Restricted Stock for investment purposes only, and not with a view to distribution thereof.  Grantee is aware that the shares of Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the shares, they may not be able to be transferred unless an exemption from registration is available.  By making this award of Restricted Stock, the Company is not undertaking any obligation to register the shares of Restricted Stock under any federal or state securities laws.

(c)

Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, Grantee and his executors, representatives and assigns, and the Company and its successors and assigns.

(d)

Entire Agreement.  It is expressly agreed by and between the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing in this Agreement and the Plan.  This Agreement nor any of the provisions herein contained can be modified, terminated, superseded, waived or extended except by an appropriate written instrument executed by the parties hereto.

(e)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

(f)

Severability.  Each Paragraph and Subparagraph of this Agreement shall be deemed severable and if for any reason any Paragraph or Subparagraph hereof is invalid or contrary to any existing or future law, such invalidity shall not affect the applicability or validity of any such other provision of this Agreement.

(g)

No Assurances.  This Agreement and the award of Restricted Stock shall not be construed as giving to Grantee the right to be retained as an employee of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE STANDARD REGISTER COMPANY

Joseph P. Morgan, Jr.

Chief Executive Officer

GRANTEE